UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 23, 2024

Date of Report (Date of earliest event reported)

MARKER THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37939	45-4497941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2450 Holcombe Blvd, Suite BCM-A, MS: BCM251 Houston, Texas	77021
(Address of principal executive offices)	(Zip Code)

(713) 400-6400

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MRKR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on December 19, 2024, Marker Therapeutics, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with various investors for the issuance and sale in a private placement (the “Private Placement”) of (i) 1,783,805 shares of Common Stock par value $0.001 per share (the “Common Stock”), (ii) Series A Warrants to acquire 5,031,250 shares of Common Stock (the “Private Placement Warrants”) and (iii) partially prepaid warrants to acquire 3,248,445 additional shares of Common Stock (the “Pre-Funded Warrants”, and together with the Private Placement Warrants, the “Warrants”).

The Private Placement closed on December 23, 2024. The gross proceeds to the Company from the Private Placement were approximately $16.1 million, before deducting placement agent fees and offering expenses payable by the Company. The Company intends to use the net proceeds received from the Private Placement for general corporate purposes and working capital.

Pursuant to the Securities Purchase Agreement, the Company is obligated to call a meeting of its stockholders to obtain stockholder approval (the “Stockholder Approval”) for the issuance of the shares issuable upon exercise of the Warrants within 90 days of the closing date. If the Stockholder Approval is not obtained at such meeting, the Company is required to cause an additional stockholder meeting to be held on or prior to the 180th day after the closing date, and, if despite the Company’s reasonable best efforts the Stockholder Approval is not obtained after such subsequent stockholder meeting, the Company is required to cause an additional stockholder meeting to be held semi-annual thereafter until such Stockholder Approval is obtained. In connection therewith, the Company entered into voting agreements with certain stockholders pursuant to which such stockholders, who collectively own approximately 27% of the shares of common stock outstanding immediately prior to the closing of the Private Placement, agreed to vote in favor of the Private Placement.

The Warrants are exercisable at any time on or after the date that the Stockholder Approval is obtained and have a term of five years commencing upon the date that the Stockholder Approval is obtained. The Pre-Funded warrants are exercisable at a price of $0.001 per share and the Private Placement Warrants have an exercise price of $4.00 per share.

In connection with the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”), dated as of December 19, 2024, with the investors in the Private Placement, pursuant to which the Company agreed to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) registering the resale of the shares of Common Stock issued in the Private Placement along with the shares of Common Stock underlying the Warrants no later than January 14, 2025, and to use its best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than the earlier of (A) February 14, 2024 and (B) the second business day after the date the Company is notified by the SEC that the Registration Statement will not be reviewed or will not be subject to further review.

None of the issuances of the shares of Common Stock, the Pre-Funded Warrants, the Private Placement Warrants, or the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The shares of Common Stock, the Pre-Funded Warrants and the Private Placement Warrants, were issued, and Warrant Shares will be issued, in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder. The investors who entered into to a Securities Purchase Agreement have represented that they are each an accredited investor, as defined in Rule 501 of Regulation D promulgated under the Securities Act.

Canaccord Genuity LLC acted as the Company’s lead placement agent and Brookline Capital Markets, a division of Arcadia Securities, LLC, acted as co-placement agent (collectively, the “Agents”) in connection with the Private Placement, pursuant to that certain engagement letter, dated as of June 14, 2024, between the Company and Canaccord Genuity LLC (the “Engagement Letter”). Pursuant to the Engagement Letter, the Company paid or agreed to pay the Agents a cash fee equal to (i) 6% of the aggregate gross proceeds of the Private Placement other than from certain identified investors (the “Reduced Fee Investors”), (ii) 3% of the first $5 million of aggregate gross proceeds of the Private Placement form the Reduced Fee Investors, and (iii) 6% of the aggregate gross proceeds of the Private Placement form the Reduced Fee Investors in excess of $5 million. In addition, the Company agreed to pay Wainwright certain expenses.

The Engagement Letter and the Securities Purchase Agreement contain customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. The foregoing descriptions of terms and conditions of the Securities Purchase Agreement, the Pre–Funded Warrants, the Private Placement Warrants, and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by the full text of the form of the Purchase Agreement, the form of the Pre–Funded Warrant, the form of Private Placement Warrant, and the form of the Registration Rights Agreement, which are attached hereto as Exhibits 10.1, 4.1, 4.2, and 10.2, respectively.

This Current Report on Form 8 – K does not constitute an offer to sell the securities or a solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 regarding the issuance of the shares of Common Stock, the Pre–Funded Warrants, the Private Placement Warrants and the Warrant Shares is hereby incorporated by reference into this Item 3.02.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Pre-Funded Warrant
4.2	Form of Series A Warrant (Private Placement Warrant)
10.1	Securities Purchase Agreement dated December 19, 2024
10.2	Registration Rights dated December 19, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marker Therapeutics, Inc.

Dated: December 23, 2024	By:	/s/ Juan Vera
Juan Vera
President and Chief Executive Officer

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